UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023

Creatd, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39500	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

419 Lafayette Street, 6th Floor

New York, NY 10003

(Address of principal executive offices)

(201) 258-3770

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Removal

On May 18, 2023, the Board of Directors (the “Board”) of Creatd, Inc. (the “Company”) determined it was in the best interest of the Company to replace Chelsea Pullano, the Company’s Chief Financial Officer, who will then assume a new position within the Company focused on filing, regulation, and strategy.

Chief Financial Officer Appointment

On May 18, 2023, the Board appointed Mr. Eric Pickens as the Chief Financial Officer of the Company, effective March 22, 2023.

Eric Pickens, 60, Chief Financial Officer

Mr. Pickens combines over 30 years of senior financial management experience including serving as Chief Financial Officer for companies operating in a variety of industries over the past ten years. This follows a 10-year career as a Chief Financial Officer for hedge funds managing strategies in the global macro, equities and derivatives markets. Previously, he had served as the Chief Financial Officer for companies operating in the consumer products, real estate and hospitality sectors. From 1994 through 1998, Mr. Pickens was the Chief Financial Officer for The Zeropack Company, Inc., supplying frozen sliced apples to the institutional baking industry. From 1998 to 2002, he was a founder and Chief Financial Officer for TechSpace Inc., a pioneer in the provision of flex office space. From 2002 to 2003, Mr. Pickens served as Chief Financial Officer of The Core Club, an urban country club concept based in midtown Manhattan. From 2003 to 2004, he provided financial advisory services to institutional clients seeking to acquire large office buildings in New York City. Beginning in 2006 and for the following 10 years, Mr. Pickens served as the Chief Financial Officer for Lyford Group International, Ltd, Christie Street Capital LLC and Panorama Partners LLC, overseeing all aspects of fund accounting, audit, tax and investor reporting. During his career, Mr. Pickens has also worked with dozens of early stage and high growth companies, providing strategic guidance, preparing detailed business plans, budgets and financial forecasts. Mr. Pickens began his financial career on Wall Street holding positions at Alliance Capital Management, Inc. and Salomon Brothers, Inc., followed by 4 years working as a financial analyst; providing valuation, acquisition and development support to large insurance companies and banking institutions active in the commercial real estate sector. He holds an undergraduate degree from The College of William & Mary and an MBA from Columbia University.

Family Relationships

Mr. Pickens does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Pickens reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

Mr. Pickens earns an annual salary of $180,000 per year and has been awarded an equity incentive package with a fair market value of $75,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATD, INC.

Date: May 22, 2023	By:	/s/ Jeremy Frommer
	Name:	Jeremy Frommer
	Title:	Chief Executive Officer

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